UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

_______________________________________________________________________

LEE ENTERPRISES, INCORPORATED

 (Exact name of Registrant as specified in its charter)
_______________________________________________________________________
Delaware (State or other jurisdiction of incorporation or organization)	42-0823980 (I.R.S. Employer Identification No.)

201 N. Harrison Street, Davenport, Iowa  52801
(Address of Principal Executive Offices)

LEE ENTERPRISES, INCORPORATED
AMENDED AND RESTATED
1996 STOCK PLAN FOR NON-EMPLOYEE DIRECTORS
(effective February 19, 2014)
_______________________________________________________________________
 (Full title of the plan)

Carl G. Schmidt
Vice President, Chief Financial Officer and Treasurer
Lee Enterprises, Incorporated
201 N. Harrison Street, Ste. 600
Davenport, IA 52801
_______________________________________________________________________
(Name and address of agent for service)

(563)383-2100
_______________________________________________________________________
(Telephone number, including area code, of agent for service)

Please send copies of all communications to:

C. D. Waterman III
Lane & Waterman LLP
220 N. Main Street, Ste. 600
Davenport, IA 52801-1987

As Filed with the Securities and Exchange Commission
On May 9, 2014

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of securities
to be registered
----------------------
Common Stock, par value
$0.01, per share issuable under the Amended and Restated Lee Enterprises, Incorporated 1996 Stock Plan for Non-Employee Directors, effective February 19, 2014 (the “Plan”)
	Amount to be registered (1)(2) ---------------- 300,000	Proposed maximum offering price per share (3) ---------------------- $3.99	Proposed maximum aggregate offering price ---------------------- $1,197,000	Amount of registration fee ------------------- $154.17
Preferred Share Purchase Rights	300,000	$0.00(4)	N/A	N/A

Notes:

(1)           See Note 4 below.

(2)           Together with an indeterminable number of shares as may be required pursuant to the Plan, as a result of stock splits, stock dividends, recapitalization or other similar transactions effected without receipt of consideration resulting in  the increase in the number of the outstanding shares of Common Stock, pursuant to Rule 416(a) of the Securities Act of 1933, as amended (“Securities Act”).

(3)           Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) of the Securities Act, the proposed offering price was based on the average of the high and the low prices of Registrant’s Common Stock on the New York Stock Exchange on May 5, 2014, which was $3.99.

(4)           Preferred Share Purchase Rights registered hereunder initially are attached to and trade with the shares of Common Stock being registered under this Registration Statement.  The value attributed to such rights, if any, is reflected in the market price of the Common Stock.  See Exhibit 4.3 to this Registration Statement.

Explanatory Note

This Registration Statement on Form S-8 is filed by Lee Enterprises, Incorporated, a Delaware corporation (the “Company” or the “Registrant”), relating to (a) 300,000 shares of its common stock (“Common Stock”),  par value $0.01 per share, issuable to eligible non-employee directors of the Company under the Plan, which Common Stock is in addition to (b) the 50,000 shares of Common Stock, par value $2.00 per share, registered on the Company’s Form S-8 filed on June 20, 1996 (Commission File No. 333-06433), (c) the 100,000 shares of Common Stock, par value $2.00 per share, registered on the Company’s Form S-8 filed on May 14, 2003  (Commission File No. 333-105219), and (d) the 300,000 shares of Common Stock, par value $2.00 per share,  registered on the Company’s Form S-8 filed on June 30, 2010 (Commission File No. 333-167909) (collectively, the “Prior Registration Statements”).

This Registration Statement relates to securities of the same class as that to which the Prior Registration Statements relate, and is submitted in accordance with General Instruction E to Form S-8 regarding Registration of Additional Securities. Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statements are incorporated herein by reference and made part of this Registration Statement, except as amended hereby.

The Company is also registering an additional 300,000 Preferred Share Purchase Rights (“Preferred Share Purchase Rights”) on this Form S-8, authorized for issuance under the Rights Agreement between the Company and Wells Fargo Bank, N.A. (as successor rights agent to The First Chicago Trust Company of New York, the “Rights Agent”), dated as of May 7, 1998 (the “Rights Agreement”), as amended by Amendment No. 1 to the Rights Agreement, dated as of January 1, 2008, between the Company and Wells Fargo Bank, N.A. (as the Rights Agent) (the “Amended Rights Agreement”).  The Amended Rights Agreement is an amendment to the Rights Agreement, with respect to which the Company filed, on May 26, 1998, Form 8-A12B (Commission File No. 001-06227), as supplemented by Form 8-A/A, Amendment No. 1, filed with the Commission on January 11, 2008 (Commission File No. 001-06227).  See Exhibit 4.3 to this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.              Incorporation of Documents by Reference.

The following documents filed by the Company with the Commission are incorporated by reference into this Registration Statement:

1.	The Company’s Annual Report on Form 10-K for the fiscal year ended September 29, 2013, as filed on December 13, 2013.
2.
The Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended December 29, 2013, as filed on February 7, 2014, and Quarterly Report on Form 10-Q for the fiscal quarter ended March 30, 2014, as filed on May 9, 2014.

3.
The Company’s Current Reports on Forms 8-K filed on February 5, 2014, February 19, 2014 (Item 5.07 only), February 28, 2014, Form 8-K/A filed on March 5, 2014, March 18, 2014 (Item 1.01 and Exhibit 10.1 only), March 21, 2014, March 27, 2014 and April 4, 2014, respectively.

4.
The description of the Company’s Common Stock which is contained in (a) the Company’s Current Report on Form 8-K filed on January 25, 2012; (b) the Second Amended Joint Prepackaged Plan of Reorganization for Lee Enterprises, Incorporated and its Debtor Subsidiaries, which is Exhibit 2.2 to said Current Report on Form 8-K; and (c) the Amended and Restated Certificate of Incorporation of Lee Enterprises, Incorporated effective as of January 30, 2012, which is Exhibit 4.1 to this Registration Statement.

All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents (except for information furnished under Items 2.02 or 7.01 of Form 8-K (or corresponding information furnished under Item 9.01 or included as an exhibit), which is not deemed filed and not incorporated by reference herein).

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 5.              Interests of Named Experts and Counsel.

Attorneys at Lane & Waterman LLP, which is delivering the opinion filed as Exhibit 5.1 to this registration statement, beneficially owned, as of May 5, 2014, 21,177 shares of the Company’s Common Stock. At the time of rendering its opinion, Lane & Waterman LLP is deemed to have a substantial interest in the Company, as defined by the rules of the Commission, in that the $85,534 fair market value of the 21,177 shares in the aggregate of the Company’s Common Stock beneficially owned by the firm exceeds the $50,000 threshold for a substantial interest in the Company established by the Commission. These amounts are expected to change from time to time. C. D. Waterman III, a partner in said firm, is the secretary of the Company.

Item 8.              Exhibits.

Unless otherwise indicated below as being incorporated by reference to another filing of Lee Enterprises, Incorporated with the Commission, each of the following exhibits is filed herewith:

Exhibit Number	Description

*4.1	Amended and Restated Certificate of Incorporation of Lee Enterprises, Incorporated effective as of January 30, 2012 (Exhibit 3.1 to Current Report on Form 8-K filed on February 3, 2012).

*4.2	Amended and Restated By-Laws of Lee Enterprises, Incorporated effective as of May 2, 2013 (Exhibit 3.1 to Current Report on Form 8-K filed May 7, 2013).

*4.3
The description of the Company’s preferred stock purchase rights contained in its report on Form 8-A, filed on May 26, 1998, and related Rights Agreement, dated as of May 7, 1998 (“Rights Agreement”), between the Company and The First Chicago Trust Company of New York (“First Chicago”), as amended by Amendment No. 1 to the Rights Agreement dated January 1, 2008 between the Company and Wells Fargo Bank, N.A. (as successor rights agent to First Chicago) contained in the Company’s Current Report on Form 8-K filed on January 11, 2008 as Exhibit 4.2, and the related form of Certificate of Designation of the Preferred Stock as Exhibit A, the form of Rights Certificate as Exhibit B and the Summary of Rights as Exhibit C, included as Exhibit 1.1 to the Company’s Form 8-A filed on May 26, 1998 (Commission File No. File No. 001-06227), as supplemented by Form 8-A/A, Amendment No. 1, filed on January 11, 2008 (Commission File No. File No. 001-06227).

5.1	Opinion of Lane & Waterman LLP.

23.1	Consent of Lane & Waterman LLP (included in Exhibit 5.1).

23.2	Consent of KPMG LLP, Independent Registered Public Accounting Firm.

23.3	Consent of Baker Tilly Virchow Krause, LLP, Independent Registered Public Accounting Firm.

24	Power of Attorney (contained on signature page hereto).
*99.1
Amended and Restated Lee Enterprises, Incorporated 1996 Stock Plan for Non-Employee Directors, effective February 19, 2014 (incorporated by reference to Exhibit 10.1 of the Quarterly Report on Form 10-Q as filed on May 9, 2014).

 *Incorporated by reference

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Davenport and State of Iowa on the 9th day of May 2014.

LEE ENTERPRISES, INCORPORATED
(Registrant) /s/Carl G. Schmidt
Date: May 9, 2014	By:
Carl G. Schmidt
Vice President, Chief Financial Officer, and
Treasurer
(Principal Financial and Accounting Officer)

/s/ Mary E. Junck	/s/ Mark B. Vittert
Mary E. Junck Director	Mark B. Vittert Director

/s/ Richard R. Cole	/s/ Nancy S. Donovan
Richard R. Cole Director	Nancy S. Donovan Director

/s/ Leonard J. Elmore	/s/ William E. Mayer
Leonard J. Elmore Director	William E. Mayer Director

/s/ Herbert W. Moloney III	/s/ Andrew E. Newman
Herbert W. Moloney III Director	Andrew E. Newman Director

/s/ Brett Magid	/s/ Gregory P. Schermer
Brett Magid Director	Gregory P. Schermer Director

Exhibit 5.1 – Opinion of Lane & Waterman LLP

Joe R. Lane (1858-1931)
Charles M. Waterman (1847-1924)
C. Dana Waterman III
David A. Dettmann*
Terry M. Giebelstein*
Rand S. Wonio
Curtis E. Beason
Robert V. P. Waterman, Jr.*
R. Scott Van Vooren*
Richard A. Davidson*
Michael P. Byrne*
Edmund H. Carroll*
Theodore F. Olt III*
Jeffrey B. Lang*
Judith L. Herrmann*
Robert B. McMonagle*
Christopher J. Curran*
Joseph C. Judge*
Jason J. O’Rourke*
Troy A. Howell*
Diane M. Reinsch*
Catherine E. E. Hult*
Mikkie R. Schiltz*
Diane E. Puthoff*
Wendy S. Meyer*
Ian J. Russell*
Benjamin J. Patterson*
Douglas R. Lindstrom, Jr.*
Rian D. Waterman*

__________________________

220 North Main Street, Suite 600
Davenport, Iowa 52801-1987
Telephone (563) 324-3246
Fax (563) 324-1616

Writer’s Direct Dial: (563) 333-6623
E-Mail Address: ecarroll@l-wlaw.com
www.L-WLaw.com

May 9, 2014

Abbey C. Furlong*
Samuel J. Skorepa*
Kurt P. Spurgeon*
Joshua J. McIntyre*
Brett R. Marshall*
Kelsey A. W. Marquard*
Kyle R. Day*
Andrea D. Mason
Sharad K. Bijanki

Registered Patent Attorney
April A. Price*

Of Counsel
Robert A. Van Vooren*
Thomas N. Kamp
William C. Davidson*
Charles E. Miller*
James A. Mezvinsky
Peter J. Benson*
Michael L. Noyes
Jeffrey W. Paul*

   *Also Admitted in Illinois

Illinois Office
3551 7th Street, Suite 110
      Moline, IL  61265

Lee Enterprises, Incorporated
201 N. Harrison Street
Davenport, IA 52801

Ladies and Gentlemen:

RE: Lee Enterprises, Incorporated Registration on Form S-8

We have examined the Registration Statement on Form S-8 (the “Registration Statement”), of Lee Enterprises, a Delaware corporation (the “Company”), filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), in connection with the offering by the Company of up to 300,000 shares of the Company’s Common Stock, par value $0.01 per share (the “Shares”), available for issuance under the Amended and Restated Lee Enterprises, Incorporation 1996 Stock Plan for Non-Employee Directors, effective February 19, 2014 (the “Stock Plan”).

In arriving at the opinions expressed below, we have examined originals, or copies certified or otherwise identified to our satisfaction as being true and complete copies of the originals, of the Stock Plan and such other documents, corporate records, certificates of officers of the Company and of public officials and other instruments as we have deemed necessary or advisable to enable us to render the opinions set forth below.  In our examination, we have assumed without independent investigation the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies.

Lee Enterprises, Incorporated
May 9, 2014

Based upon the foregoing, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that the Shares, when issued and sold in accordance with the terms set forth in the Stock Plan and against payment therefor, and when the Registration Statement has become effective under the Securities Act, will be validly issued, fully paid and non-assessable.

We render no opinion herein as to matters involving the laws of any jurisdiction other than the Delaware General Corporation Law (the “DGCL”).  This opinion is limited to the effect of the current state of the DGCL and to the facts as they currently exist.  We assume no obligation to revise or supplement this opinion in the event of future changes in such laws or the interpretations thereof or such facts.

We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Legal Matters” in the Registration Statement and the prospectus that forms a part thereof.  In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, or the Rules and Regulations of the Commission.

Sincerely,

/s/ LANE & WATERMAN LLP

Exhibit 23.1

Consent of Lane & Waterman LLP (included in Exhibit 5.1)

Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Lee Enterprises, Incorporated:

We consent to the use of our reports dated December 13, 2013, with respect to the consolidated balance sheets of Lee Enterprises, Incorporated as of September 29, 2013 and September 30, 2012, and the related consolidated statements of operations and comprehensive income (loss), stockholders’ equity (deficit), and cash flows for the 52-week period ended September 29, 2013, the 53-week period ended September 30, 2012, and the 52-week period ended September 25, 2011, and the effectiveness of internal control over financial reporting as of September 29, 2013, incorporated herein by reference.

/s/ KPMG LLP
Chicago, Illinois
May 9, 2014

Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Lee Enterprises, Incorporated and Subsidiaries of our report dated November 22, 2013, relating to our audit of the consolidated financial statements of Madison Newspapers, Inc. and Subsidiary, which appears in Lee Enterprises Incorporated's Annual Report on Form 10-K for the year ended September 29, 2013, incorporated herein by reference.

/s/ BAKER TILLY VIRCHOW KRAUSE, LLP

Madison, Wisconsin
May 9, 2014

Exhibit 24 – Power of Attorney

POWER OF ATTORNEY

KNOWN ALL PERSONS BY THESE PRESENTS, that the individuals whose signature appears below hereby constitute and appoint Mary E. Junck and Carl G. Schmidt, and each of them severally, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him or her and in his or her name, place, and stead in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-facts and agents or any of them, or of his substitute or substitutes, may lawfully do to cause to be done by virtue hereof. These Powers of Attorney may be singed in several counterparts.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

/s/ Mary E. Junck	/s/Carl G. Schmidt
Mary E. Junck Chairman, President and Chief Executive Officer	Carl G. Schmidt Vice President, Chief Financial Officer and
(Principal Executive Officer)	Treasurer
(Principal Financial and Accounting Officer)

Signature	Date

/s/ Richard R. Cole
Richard R. Cole, Director	May 8, 2014

/s/ Nancy S. Donovan
Nancy S. Donovan	May 8, 2014

/s/ Leonard J. Elmore
Leonard J. Elmore, Director	May 8, 2014

/s/ Brett Magid
Brett Magid, Director	May 8, 2014

/s/ William E. Mayer
William E. Mayer, Director	May 8, 2014

/s/ Herbert W. Moloney III
Herbert W. Moloney III, Director	May 8, 2014

/s/ Andrew E. Newman
Andrew E. Newman, Director	May 8, 2014

/s/ Gregory P. Schermer
Gregory P. Schermer, Director	May 8, 2014

/s/ Mark B. Vittert
Mark B. Vittert, Director	May 8, 2014